EXHIBIT 2.1(a)


                      AMENDMENT TO SHARE EXCHANGE AGREEMENT

      This AMENDMENT TO SHARE EXCHANGE AGREEMENT ("Amendment") dated as of February 1, 2006, is entered into by and among SKIN SHOES INC., a Delaware corporation ("Target"), MAGE CAPITAL LLC, MARK KLEIN, GEOFFREY DUBEY, JOSHUA HERMELIN, TAMAR DESSOU TZAFRIR, IDAN MILLER, NIMROD MAI, LARRY JOFFE, RONI SAPIR-HAIM, ILAN KOTTLER, DANIEL ZERAH AND MICHAEL J. ROSENTHAL; (collectively, the "Stockholders"), and LOGICOM INC. ("Pubco"), a Nevada corporation.

                                 R E C I T A L S

      WHEREAS, Target, the Stockholders and Pubco are all of the parties to a Share Exchange Agreement dated as of November 2, 2005 (the "Exchange Agreement") whereby Pubco will acquire from the Stockholders all of the issued and outstanding securities of Target in exchange for a specified number of common shares of Pubco, all on the terms and conditions more particularly specified in the Exchange Agreement; and

      WHEREAS, all of Target, the Stockholders and Pubco desire to amend the Exchange Agreement on the terms and subject to the conditions stated in this Amendment.

      NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE 1
                  INTERPRETATION AND INCORPORATION BY REFERENCE

1.1 Definitions.

Unless otherwise expressly specified in this Amendment, all defined terms used in this Amendment that are defined in the Exchange Agreement shall have the meaning attributed to them in the Exchange Agreement.

1.2 Interpretation.

Section 1.2, 11.1, 11.2, 11.4, 11.9 and 11.10 of the Exchange Agreement are incorporated into this Amendment by this reference.

                                    ARTICLE 2
                             THE PRIVATE PLACEMENTS

2.1 Second Private Placement

Section 1.1(ee) of the Exchange Agreement is hereby amended by deleting the number "2,321,428" from the first line thereof and inserting in its place the number "2,821,428".


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2.2 Units

Section 1.1(kk) of the Exchange Agreement is hereby amended by deleting the words "one-half of" from the second line thereof.

2.3 Warrants

Section 1.1(ll) of the Exchange Agreement is hereby amended by deleting the words "three years" from the third line thereof and inserting in their place the words "thirty months".

2.4 Net Proceeds

The dollar amount specified in the definition of the term "Net Proceeds", contained in Section 1.1(v) of the Exchange Agreement, shall be increased if, as and at such time as, proceeds of the sale of Units in the Second Private Placement, after deducting the sum required for the repurchase of Wayne Weaver's Pubco Shares pursuant to Section 7.12 of the Exchange Agreement, exceed the amount of $1,850,000.

                                    ARTICLE 3
                       INCREASE IN NUMBER OF PUBCO SHARES

3.1 The Acquisition.

Subject to the terms of this Amendment, the number of Pubco Shares to be issued to the Stockholders on the Closing Date pursuant to Section 2.1 of the Exchange Agreement is hereby increased by 1,404,000 Pubco Shares (the Additional Shares"), from 18,000,000 Pubco Shares to a new total of 19,404,000 Pubco Shares.

                                    ARTICLE 4
                             DEPOSIT AND ADJUSTMENT

4.1 Deposit and Adjustment of Additional Shares.


At Closing, each Stockholder shall deliver to Pubco one executed Stock Power of Attorney, duly endorsed for transfer with signature guaranteed as required by
Section 4.2, below, assigning the Stockholder's pro-rata portion of the Additional Shares in blank, to be held by Pubco together with all certificates evidencing the Additional Shares (the Additional Shares and the Stock Powers of Attorney remaining from time to time with Pubco being, collectively, the "Additional Share Documents") on the terms established in this Amendment. Pubco shall hold the Additional Share Documents on the following terms:

      (a) Pubco shall hold the Additional Share Documents for a period of time beginning on the Closing Date and ending on the date (the "Additional Share Calculation Date") that is the earlier of (x) and
            (y), where (x) is the date that is thirty months following the Closing Date and (y) is the date upon which the last of the Warrants is exercised.


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      (b)   If the Additional Share Calculation Date is as specified in Section
            4.1(a)(x), above, and if on that date more than 1,250,000 but less than 2,500,000 of the Warrants have been exercised, then the aggregate number of Additional Shares to be released shall be reduced from 1,404,000 to such number as shall be determined by multiplying (z) by 112.32%, where (z) is equal to the number of Warrants in excess of 1,250,000 (but only up to 2,500,000) that were exercised on or before the Additional Share Calculation Date. For clarity, no adjustment of the number of Additional Shares shall result in an increase in the number of Additional Shares above 1,404,000. In the event that the number of Additional Shares is reduced pursuant to this Section 4.1(b), Pubco shall exchange the Additional Share Documents for new share certificates evidencing the corrected number of Additional Shares, and shall return any excess Additional Shares to treasury.

      (c)   If the Additional Share Calculation Date is the date specified in
            Section 4.1(a)(y), above, then all of the Additional Shares held by Pubco shall be released to the Stockholders.

      (d) Any Additional Shares released by Pubco pursuant to this Section 4.1 shall be released to the Stockholders pro-rata according to the percentage of ownership shown next to their respective names in
            Section 5.1 of this Amendment, below.

      (e) For so long as Pubco continues to hold the Additional Share Documents, each Stockholder shall have all indicia of ownership of his Additional Shares including, by way of example and not in limitation, the obligation to pay all taxes, assessments and charges with respect thereto and the right to vote the Additional Shares and receive any cash dividends, except that the Additional Shares shall be subject to the provisions of this Section 4.1.

4.2 Signatures on Stock Power

The signatures on any stock powers of attorney to be delivered to Pubco pursuant to Section 4.1, above, shall be medallion guaranteed if the Stockholder is a U.S. resident or resides in a jurisdiction that participates in the medallion guarantee program. Any Stockholder that does not reside in a jurisdiction that participates in the medallion guarantee program shall provide, together with the signed stock power of attorney, a clear and legible photocopy of two forms of official photo identification, each of which must contain a picture of the Stockholder and a signature of the Stockholder.

                                    ARTICLE 5
                        ADDITIONAL DELIVERIES AT CLOSING

5.1 Additional Treasury Order

In addition to the treasury order(s) already specified in Section 3.4(b) of the Exchange Agreement, Pubco shall at Closing deliver one or more additional treasury orders and irrevocable directions to Pubco's transfer agent directing the transfer agent to issue certificates representing the number of Additional Shares to each Stockholder as fully paid and non-assessable Pubco Shares, in the numbers set forth opposite their name in the table below:


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        ----------------------- ------------------------ -----------------------

        NAME OF STOCKHOLDER     NUMBER OF PUBCO SHARES   PERCENTAGE OF OWNERSHIP
        ----------------------- ------------------------ -----------------------

        Mage Capital LLC        388,080                  2
        ----------------------- ------------------------ -----------------------

        Mark Klein              9,758,221                50.3
        ----------------------- ------------------------ -----------------------

        Geoffrey Dubey          3,068,743                15.8
        ----------------------- ------------------------ -----------------------

        Joshua Hermelin         3,382,603                17.4
        ----------------------- ------------------------ -----------------------

        Tamar Dessou Tzafrir    225,572                  1.2
        ----------------------- ------------------------ -----------------------

        Idan Miller             90,229                   0.5
        ----------------------- ------------------------ -----------------------

        Nimrod Mai              128,576                  0.7
        ----------------------- ------------------------ -----------------------

        Larry Joffe             586,486                  3
        ----------------------- ------------------------ -----------------------

        Roni Sapir-Haim         383,472                  2
        ----------------------- ------------------------ -----------------------

        Ilan Kottler            38,348                   0.2
        ----------------------- ------------------------ -----------------------

        Daniel Zerah            383,472                  2
        ----------------------- ------------------------ -----------------------

        Michael J. Rosenthal    970,200                  5
        ----------------------- ------------------------ -----------------------

All of the treasury orders or irrevocable directions to issue Additional Shares as specified above shall direct Pubco's transfer agent to deliver certificates for the Additional Shares to Pubco, which shall be held by Pubco as a component of the Additional Share Documents pursuant to the terms of Section 4.1 of this Amendment.

                                    ARTICLE 6
                              CONVERTIBLE DEBENTURE

6.1 Amendment.

The parties hereto acknowledge and agree that the terms of the Convertible Debenture, as defined in Section 1.1(i) of the Exchange Agreement, and the terms of the Subscription Agreement pursuant to which the Convertible Debenture was sold, shall be modified to increase the number of Warrants that may be issued upon conversion of the Convertible Debenture from 89,286 Warrants to 178,572 Warrants.


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                                    ARTICLE 7
                              AMENDMENT TO FORM 8-K

7.1 Pubco to Amend Form 8-K.

      (a) Pubco shall prepare and file with the SEC a Form 8-K/A amending the Form 8-K filed by Pubco on November 2, 2005, announcing the execution of the Exchange Agreement, to reflect the modification thereof, and attaching a copy of this Amendment as an exhibit.

                                    ARTICLE 8
                                   CONDITIONS

8.1 Conditions.

Sections 8.1(i) and Section 8.2(d) of the Exchange Agreement are hereby amended by:

      (a) replacing the word and number "approximately 3,750,000" appearing therein with the words and numbers "between approximately 5,000,000 and 5,500,000";

      (b) replacing the number and words "18,000,000 Pubco Shares" appearing therein with the following: "19,404,000 Pubco Shares, subject to post-closing adjustment as provided herein,"

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first set forth above.

SKIN SHOES INC. a Delaware corporation

By:  /s/  Mark Klein
     ---------------------------------------------
     Mark Klein
     President

LOGICOM INC., a Nevada corporation

By:  /s/  Gary Musil
     ---------------------------------------------
     Gary Musil
     President

MAGE CAPITAL LLC, a ____ limited liability company

By:  /s/  Stephen Hochberg
     ---------------------------------------------
     Stephen Hochberg
     Managing Member


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SIGNED by MARK KLEIN, as                             )
Stockholder, in the presence of:                     )
                                                     )
                                                     )
Name  Josh Hermelin                                  )
                                                     ) /s/ MARK KLEIN
                                                     ) -------------------------
Address [Illegible]                                  ) MARK KLEIN
                                                     )
                                                     )
                                                     )

Occupation

SIGNED by GEOFFREY DUBEY, as                         )
Stockholder, in the presence of:                     )
                                                     )
                                                     )
Name  Jean Dubey                                     )
                                                     ) /s/ GEOFFREY DUBEY
                                                     ) -------------------------
                                                     ) GEOFFREY DUBEY
Address                                              )
                                                     )
                                                     )
                                                     )

Occupation

SIGNED by JOSHUA HERMELIN, as                        )
Stockholder, in the presence of:                     )
                                                     )
                                                     )
Name  Mark Klein                                     )
                                                     ) /s/ JOSHUA HERMELIN
                                                     ) -------------------------
                                                     ) JOSHUA HERMELIN
Address                                              )
                                                     )
                                                     )
                                                     )

Occupation


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SIGNED by TAMAR DESSOU TZAFRIR, as                   )
Stockholder, in the presence of:                     )
                                                     )
                                                     )
Name  Eyal Dessou - Tzafrir                          )
                                                     ) /s/ TAMAR DESSOU TZAFRIR
                                                     ) -------------------------
                                                     ) TAMAR DESSOU TZAFRIR
Address                                              )
                                                     )
                                                     )
                                                     )

Occupation

SIGNED by IDAN MILLER, as                            )
Stockholder, in the presence of:                     )
                                                     )
                                                     )
Name  [Illegible]                                    )
                                                     ) /s/ IDAN MILLER
                                                     ) -------------------------
                                                     ) IDAN MILLER
Address                                              )
                                                     )
                                                     )
                                                     )

Occupation

SIGNED by NIMROD MAI, as                             )
Stockholder, in the presence of:                     )
                                                     )
                                                     )
Name  [Illegible]                                    )
                                                     ) /s/ NIMROD MAI
                                                     ) -------------------------
                                                     ) NIMROD MAI
Address                                              )
                                                     )
                                                     )
                                                     )

Occupation


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SIGNED by LARRY JOFFE, as                            )
Stockholder, in the presence of:                     )
                                                     )
                                                     )
Name                                                 )
                                                     ) /s/ LARRY JOFFE
                                                     ) -------------------------
                                                     ) LARRY JOFFE
Address                                              )
                                                     )
                                                     )
                                                     )

Occupation

SIGNED by RONI SAPIR-HAIM, as                        )
Stockholder, in the presence of:                     )
                                                     )
                                                     )
Name                                                 )
                                                     ) /s/ RONI SAPIR-HAIM
                                                     ) -------------------------
                                                     ) RONI SAPIR-HAIM
Address                                              )
                                                     )
                                                     )
                                                     )

Occupation

SIGNED by ILAN KOTLER, as
Stockholder, in the presence of:                     )
                                                     )
                                                     )
                                                     )
Name  [Illegible]                                    )
                                                     ) /s/ ILAN KOTLER
                                                     ) -------------------------
                                                     ) ILAN KOTLER
Address                                              )
                                                     )
                                                     )
                                                     )

Occupation


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SIGNED by DANIEL ZERAH, as                           )
Stockholder, in the presence of:                     )
                                                     )
                                                     )
Name                                                 )
                                                     ) /s/ DANIEL ZERAH
                                                     ) -------------------------
                                                     ) DANIEL ZERAH
Address                                              )
                                                     )
                                                     )
                                                     )

Occupation
SIGNED by MICHAEL J. ROSENTHAL, as                   )
Stockholder, in the presence of:                     )
                                                     )
                                                     )
Name   Tracy McVeigh                                 )
                                                     ) /s/ MICHAEL J. ROSENTHAL
                                                     ) -------------------------
                                                     ) MICHAEL J. ROSENTHAL
Address                                              )
                                                     )
                                                     )
                                                     )

Occupation


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